EXHIBIT 32

SECTION 1350 CERTIFICATION

To my knowledge, this Report on Form 10-Q for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

By:	/s/ DAVID A. SPINA
David A. Spina, Chairman and Chief Executive Officer

Date: November 7, 2003

By:	/s/ EDWARD J. RESCH
Edward J. Resch, Executive Vice President and Chief Financial Officer

Date: November 7, 2003

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